UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

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THE L.S. STARRETT COMPANY

(Exact Name of Registrant as Specified in Charter)

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Massachusetts	001-00367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Crescent Street, Athol, Massachusetts	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 249-3551

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2014, the Compensation Committee of the Board of Directors of The L.S. Starrett Company (the “Company”) approved grants of restricted stock units pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Plan”) to Mr. Douglas A. Starrett, President and Chief Executive Officer, Francis J. O’Brien, Treasurer and Chief Financial Officer, Stephen F. Walsh, Senior Vice President of Operations, and Anthony M. Aspin, Vice President Sales. Mr. Starrett, Mr. O’Brien, Mr. Walsh and Mr. Aspin were granted 6,500, 2,500, 2,500 and 1,500 restricted stock units, respectively, which vest as to one-third of the total number of restricted stock units on each of the first, second and third anniversaries of the September 3, 2014, subject to the executive officer’s continued employment through the vesting date.

In addition, Mr. Starrett, Mr. O’Brien, Mr. Walsh and Mr. Aspin were granted 10,000, 4,000, 4,000 and 2,500 restricted stock units, respectively, pursuant to the Plan which are subject to the Company achieving 100% of its targeted fiscal year ended June 30, 2015 operating income budget (the “Performance Condition”). If the Performance Condition is achieved, fifty percent of such restricted stock units vest at the close of business on the filing date of the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 with the remaining fifty percent vesting at the close of business on the one year anniversary of the filing date of the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: September 5, 2014	By:	/s/ Douglas A. Starrett
Douglas A. Starrett
President and Chief Executive Officer